WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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  FINANCIAL DATA SCHEDULE


                               Name of Fund :  PRUDENTIAL EQUITY INCOME FUND, INC.

                                Series Name :  EQUITY INCOME FUND (CLASS A)
                                Series Name :  EQUITY INCOME FUND (CLASS B)
                                Series Name :  EQUITY INCOME FUND (CLASS C)
                                Series Name :  EQUITY INCOME FUND (CLASS Z)

                                 CIK Number :  0000803191

             REPORTING PERIOD
                             FISCAL YEAR-END (Must have 3 blank spaces in fr   Oct-31-1999
                             PERIOD END (Must have 3 blank spaces in front)    Apr-30-1999
                             TYPE OF PERIOD (6-MOS or YEAR)                    6 MOS

              STATEMENT OF ASSETS AND LIABILITIES
                  Assets
             Investment
                             At Value                         2,232,655,261
                             At Cost           1,725,194,342
             Receivable                                          37,635,164
             Other Assets                                           274,063
                             Total Assets                    $2,270,564,488

               Liabilities
             Payable for Securities Purchased                    $8,926,968
             Senior - Long term Debt                            $81,837,000
             Other Liabilities                                    3,601,514
                             Total Liabilities                  $94,365,482

                             Net Assets                      $2,176,199,006

                 Capital
             Par Value                                            1,043,236
             Paid in Capital                                  1,544,692,048
             Accumulated Net Investment Income                   (2,517,956)
             Over Distribution                                            0
             Accumulated Net Gains (Losses)                     125,515,409
             Over Distribution Gains (Losses)                             0
             Appreciation or (Depreciation)                     507,466,269
                             Net Assets                      $2,176,199,006

             Shares Outstanding - Current                       104,323,636
             Shares Outstanding - Prior                         109,701,738





               STATEMENT OF OPERATIONS

             Net Investment Income
             Income
                             Dividend                                            27,178,333
                             Interest                                             1,232,090
                             Other                                                  203,957
                                Total Income                                     28,614,380


             Expenses
                             Management Fees (Gross)                              5,167,486
                             Interest Expenses                                            0
                             Other Expenses (Gross)                               9,969,088
                             Less : Subsidy or waiver                                     0
                                Total Expense (net of waivers and subsidies)     15,136,574

             Net Investment Income (Loss)                                        13,477,806


             Realized and Unrealized Gain (Loss)
             Net realized gain (loss)                                           130,867,796
             Net change in unrealized appreciation (depreciation)               225,384,660
                             Total                                              356,252,456

             Net change from Operation                                          369,730,262

               STATEMENT OF CHANGES IN NET ASSETS

             Equalization                                                                 0
             Dividend Income                                                    (16,404,369)
             Distribution of Capital Gains                                     (120,263,747)
             Other Distributions                                                          0
             Proceeds from shares subscribed                                    253,613,790
             Cost of shares reacquired                                         (556,191,733)
             Shares reinvested                                                  126,300,133
                             Subtotal                                          (312,945,926)


             Net Change in Net Assets                                            56,784,336










               PRIOR FINANCIAL INFORMATION

             Accumulated Net Investment Income                                            0
             Accumulated Net Gains (Losses)                                               0
             Overdistribution of Net Investment Income                                    0
             Overdistribution of Net Gains                                                0


               FINANCIAL HIGHLIGHTS
                                                                 Class A        Class B       Class C   Class Z
             NAV (at the beginning of the period)                     18.63           18.57     18.57    18.64
             Investment Income per share                               0.16            0.09      0.09     0.19
             Capital Appreciation (Depreciation) per share             3.36            3.35      3.35     3.36
             Dividend per share                                       0.000           (0.12)    (0.12)   (0.21)
             Distribution per share                                   (1.25)          (1.06)    (1.06)   (1.06)
             Return of Capital per share                               0.00            0.00      0.00     0.00
             NAV (at the end of the period)                           20.90           20.83     20.83    20.92

             Average net assets (000)                               646,384       1,242,801    37,174  139,335
             Expense Ratio                                             0.78            1.78      1.78     0.78
             Average Debt Outstanding (000)                               0               0         0        0
             Average Debt Outstanding per Share                        0.00            0.00      0.00     0.00


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